Exhibit 10.31

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
BOOSTER PARENT HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

Liftoff Mobile, Inc. (f/k/a Booster Parent Holdings, Inc.) (the “Company”), pursuant to the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan, as it may be amended and restated from time to time in accordance with its terms (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (“RSUs”) set forth below (with each RSU representing the right to receive one Share of Class B Common Stock). The RSUs are subject to all of the terms and conditions set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Restricted Stock Unit Agreement (or if not defined therein, the Plan).

Participant:	____________________[1]

Date of Grant:	_______________, 2025

Vesting Commencement Date:	_______________, 2025

Number of Restricted Stock Units:	______________[2]

Vesting Terms:

(a) Vesting Schedule. Subject to the Participant’s continued Service through each applicable vesting date, 1/3rd of the RSUs shall vest on the last day of the month immediately preceding the month in which each yearly anniversary of the Vesting Commencement Date occurs; provided, that, if a Change in Control occurs during the Participant’s Service, all of the RSUs shall become fully vested.

(b) Termination of Service. In the event of the termination of the Participant’s Service for any reason, all of the RSUs that have not satisfied the vesting terms above shall be immediately cancelled by the Company without consideration upon such termination.

Forfeiture; Settlement:

Notwithstanding anything herein to the contrary, all RSUs shall be forfeited if a Liquidity Event does not occur prior to the seventh anniversary of the Date of Grant. “Liquidity Event” shall mean either a Change in Control or an initial Public Offering.

Vested RSUs will be settled upon the first to occur of (x) a Change in Control, (y) the six-month anniversary of an initial Public Offering and (z) March 15 of the calendar year following the year in which the initial Public Offering occurred or, if later, within 30 days of the date upon which the RSUs vest. Settlement means the delivery of the Shares to a Participant under an RSU.

* * *

1 Note: Insert Participant’s first and last name.

2 Note: Represents total number of RSUs granted.

LIFTOFF MOBILE, INC.

By:
Title: Authorized Signatory

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

Participant[3]

[Name]

3 Note: To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
BOOSTER PARENT HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan, as it may be amended and restated from time to time in accordance with its terms (the “Plan”), Liftoff Mobile, Inc. (f/k/a Booster Parent Holdings, Inc.) (the “Company”) and the Participant agree as follows.

1.
Definitions. Defined terms are as set forth in Exhibit A hereto and capitalized terms not defined herein or in Exhibit A shall have the meaning set forth in the Plan (or if not defined in the Plan, the Stockholders Agreement).
2.
Grant of RSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) provided in the Grant Notice (with each RSU representing the right to receive one Share of Class B Common Stock).The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs. For purposes of the Plan, the Restricted Stock Units granted hereunder shall constitute an “Other Stock-Based Award” granted pursuant to Section 8 of the Plan.
3.
Vesting and Settlement. Subject to the conditions contained herein and in the Plan, the RSUs shall vest and be settled, in each case, as provided in the Grant Notice.
4.
Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company, its Affiliates and Subsidiaries and accordingly agrees, in the Participant’s capacity as an investor and equity holder in the Company, and indirectly, its Affiliates and its Subsidiaries, to the provisions of Exhibit B to this Restricted Stock Unit Agreement.
5.
Dividend Equivalents. The RSUs shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock. Such dividend equivalents will be provided either in cash (without interest) or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such applicable dividends, and shall be shall be payable at the same time as the RSUs are settled in accordance with the terms set forth in the Grant Notice. In the event that any RSU is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited RSUs.
6.
No Right to Continued Service. Neither the Plan nor this Restricted Stock Unit Agreement shall be construed as giving the Participant the right to be retained in the Service of the Company or any Affiliate or Subsidiary. Further, the Company or any Affiliate or Subsidiary may at any time terminate the Participant’s Service, free from any liability or any claim under the Plan or this Restricted Stock Unit Agreement, except as otherwise expressly provided herein.
7.
Legend on Certificates. The certificates representing the Shares received upon settlement of the RSUs shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading, any applicable federal or state or any other applicable laws and the Company’s certificate of incorporation and bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.
Non-Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof.
9.
Tax Withholding. The provisions of Section 4(c) of the Plan are incorporated herein by reference. The Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant and/or vesting of the RSUs.
10.
Section 409A. It is intended that the RSUs granted hereunder shall be compliant with Section 409A of the Code and shall be interpreted as such.
11.
Securities Laws. Upon the acquisition of any Shares pursuant to the settlement of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Restricted Stock Unit Agreement.
12.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one business day after deposit with a reputable overnight delivery service for next business day delivery (charges prepaid), and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested), in each case with concurrent delivery by electronic mail (receipt confirmed), to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a) If to the Company:

Liftoff Mobile, Inc. 900 Middlefield Road Redwood City, CA 94063
Attention:	Tarek Kutrieh
Susan Hasen
Email:	[****]
[****]

with copies to:

BCP Redbird Aggregator L.P. c/o Blackstone Inc. 345 Park Avenue New York, NY 10154
Attention:	Sachin Bavishi
Jonthan Yip
Email:	[****]
[****]

with a copy to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954
Attention:	Gregory Grogan
Email:	[****]

(b)
If to the Participant, to the address as shown on the stock ledger of the Company.
13.
Governing Law and Venue. This Restricted Stock Unit Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the jurisdiction of and venue in the courts of the State of Delaware. In addition, the Participant hereby acknowledges and agrees that Participant’s acceptance of the RSUs granted hereunder is voluntary and not a condition of the Participant’s Service, and the Participant may decline to accept the RSUs without adverse consequences to the Participant’s Service.
14.
Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
15.
RSUs Subject to Plan and Stockholders Agreement. By entering into this Restricted Stock Unit Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The RSUs and the Shares received upon settlement of the RSUs are subject to all of the terms and provisions of the Plan and the Stockholders Agreement, and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. The terms and provisions of the Plan and the Stockholders Agreement, as each may be amended from time to time are hereby incorporated by reference, subject to the terms of Section 16. In the event of a conflict between any term or provision contained in this Restricted Stock Unit Agreement (including the Grant Notice) and a term or provision of the Plan, except as otherwise expressly provided herein, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

16.
Waiver and Amendment. Except as otherwise set forth in Section 13 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Restricted Stock Unit Agreement; provided, that no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant (which consent shall not be unreasonably withheld). No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.
17.
Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares covered by the RSUs unless and until (a) the Share has been issued to the Participant in accordance with the Grant Notice and the terms of this Restricted Stock Unit Agreement and the Participant shall have become the holder of record or the beneficial owner of such Share (for avoidance of doubt, by, if applicable, satisfying any conditions imposed by the Committee pursuant to the Plan); and (b) the Participant executes and delivers a joinder to the Stockholders Agreement (to the extent the Participant is not already party to the Stockholders Agreement).
18.
Other Agreements. To the extent the Participant is party to an agreement between the Participant and the Company or any Affiliate that contains language governing the treatment of equity and/or equity-based awards in any matter, including, without limitation, in connection with (a) a Change in Control (or any similar defined term) or (b) any termination of employment or service, as applicable, this Restricted Stock Unit Agreement shall exclusively govern and control the treatment of the Participant’s Award notwithstanding such other agreement, including, without limitation, in connection with such Change in Control (or similar defined term) or termination of employment or service, as applicable.
19.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares outstanding under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

21.
Integration. This Restricted Stock Unit Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Restricted Stock Unit Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including, without limitation, any commitments in employment offer letters or other similar agreements for grants of restricted stock units in the Company or any Affiliate thereof), other than as specifically provided for herein. Notwithstanding anything contained in the Plan or this Restricted Stock Unit Agreement to the contrary, to the extent the Participant becomes a party to any employment agreement, management rollover agreement or other agreement with the Company or any of its Subsidiaries or Affiliates which vary the terms of the RSUs (or provide more favorable rights and remedies to the Participant) subsequent to the date of this Restricted Stock Unit Agreement, the terms of the Plan and this Restricted Stock Unit Agreement will be deemed to be amended to reflect such terms, and the terms set forth in such employment agreement, restrictive covenant agreement, management rollover agreement or other agreement shall supersede the terms set forth in the Plan or this Restricted Stock Unit Agreement.
22.
Signature in Counterparts. This Restricted Stock Unit Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT A

Definitions

Affiliate. The term “Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled,” “controlling,” and “under common control with” have meanings correlative thereto.

Board. The term “Board” means the Company’s Board of Directors.

Common Stock. The term “Common Stock” means, collectively, the voting common stock of the Company and the non-voting common stock of the Company.

Company. The term “Company” means Liftoff Mobile, Inc. (f/k/a Booster Parent Holdings, Inc.), a Delaware corporation.

Date of Grant. The term “Date of Grant” shall have the meaning set forth in the Grant Notice.

Fair Market Value. The term “Fair Market Value” as used in connection with the value of a Share means (i) if there is a public market for the Shares on the applicable date, the value for a Share implied by the average of the high and low closing bid prices of such Share during the immediately preceding ten trading days on the stock exchange on which the Share is principally trading or (ii) if there is no public market for the Shares on such date, the value for a Share as determined by the Board in good faith by reference to Sponsor’s most recent quarterly financial statements.

Permitted Transferee. The term “Permitted Transferee” means those transferees to whom the Participant may transfer Shares under the definitive governing documents.

Plan. The term “Plan” means the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan, as it may be amended or supplemented from time to time.

Public Offering. The term “Public Offering” shall mean means a sale of Shares to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

Restricted Stock Unit Agreement. The term “Restricted Stock Unit Agreement” shall have the meaning set forth in the preface.

Service. The term “Service” as used in this Restricted Stock Unit Agreement shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries or Affiliates, (ii) a Participant’s services as a consultant or independent contractor, if the Participant is a consultant to or independent contractor of the Company or any of its Subsidiaries or Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board. The Committee, in its sole discretion, shall exclusively determine the Service status of a Participant.

A-1

Shares. The term “Shares” means any shares of Common Stock, and any securities into which such shares may hereafter be converted, changed or reclassified, as applicable, including, without limitation, any such shares of Class B Common Stock acquired by the Participant issuable or issued upon the settlement of RSUs.

Sponsor. The term “Sponsor” means investment funds affiliated with The Blackstone Group Inc. and its Affiliates.

Stockholders Agreement. The term “Stockholders Agreement” means that certain Second Amended and Restated Stockholders Agreement, dated as of June 30, 2025, by and among the Company and the parties thereto set forth therein, substantially in the form attached hereto as Exhibit C, as it may be amended and/or restated from time to time.

Subsidiary. The term “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

Vesting Commencement Date. The term “Vesting Commencement Date” shall have the meaning set forth in the Grant Notice.

A-2

EXHIBIT B

RESTRICTIVE COVENANTS

1.
Non-Solicitation; Non-Interference. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees as follows:
(a)
During the Participant’s Service with the Company Group [Non-California Only: and for a 12-month period following][California Only: and ending on the date the Service is terminated for any reason] (the “Restricted Period”), the Participant will not directly or indirectly: (A) solicit or induce any customer, supplier, licensee or other business relation (or any actively sought prospective customer, supplier, licensee or other business relation) of the Company or any member of the Company Group to cease doing business with, materially reduce the amount of business conducted with the Company or any member of the Company Group, interfere with the relationship between any such customer, supplier, licensee or other business relation (or any actively sought prospective customer, supplier, licensee or other business relation by the Participant) and the Company or any member of the Company Group; (B) enter into a contractual relationship with any customers with respect to which the Company or any member of the Company Group has a direct or indirect contractual relationship to the extent such relationship would be competitive with the relationship between such customers and the Company or its Subsidiaries; or (C) knowingly or intentionally assist any Person in any substantive or direct way to do, or attempt to do, anything prohibited by clause (A) or (B) above.
(b)
During the Restricted Period [California Only: and for a 12‑month period following the end of the Restricted Period], the Participant will not directly or indirectly: (i) recruit, encourage, solicit or induce for employment or service, or assist others in recruiting, encouraging, soliciting or inducing for employment or service (other than non-exclusive consultants and other than in the performance of the Participant’s duties), any executive, management or other personnel of the Company or any member of the Company Group; provided, however, that nothing in this Exhibit B shall prohibit or otherwise restrict the general solicitation for employment (including in any newspaper or magazine, over the Internet or by any search or employment agency) that is not specifically directed towards any such employees.
(c)
If a final and non-appealable judicial determination is made that any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against the Participant, the provisions of this Section 1 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, notwithstanding the fact that any provision of this Section 1 is determined not to be specifically enforceable, the Company will nevertheless be entitled to recover monetary damages as a result of the Participant’s breach of such provision.
(d)
The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof.
(e)
The provisions of this Section 1 hereof shall survive the termination of the Participant’s Service for any reason.

2.
Confidentiality; Intellectual Property.
(a)
Confidentiality.
(i)
The Participant acknowledges that the Confidential Information obtained by the Participant while employed by or providing services to the Company or any member of the Company Group is the property of the Company Group. Therefore, the Participant agrees that the Participant shall not disclose to any unauthorized Person or use for the Participant’s own purposes any Confidential Information without the prior written consent of the Company, provided, that Confidential Information shall not include with respect to the Participant, any information that (A) is or becomes publicly available (other than as a result of a disclosure by the Participant, its Affiliates or its representatives in violation of this Section 2), (B) is or becomes available to the Participant from a source that, to the Participant’s knowledge, is not prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation to the Company or any member of the Company Group or (C) is independently developed without reference to or use of Confidential Information; provided, however, that if the Participant receives a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (x) the Participant shall, to the extent practicable and not prohibited by law, notify the Company promptly, and consult with and assist (to the extent practicable and not prohibited by law) the Company, at the Company’s expense, in seeking a protective order, (y) in the event that such protective order is not obtained, or if the Company waives compliance with the terms hereof, the Participant shall disclose only that portion of the Confidential Information which, based on the advice of the Participant’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving Person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and (z) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof.
(ii)
For purposes of this Restricted Stock Unit Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company Group, including, without limitation, all business information (whether or not in written form) that relates to any member of the Company Group, or its customers, suppliers or contractors or any other third parties in respect of which the Company or any member of the Company Group has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of the Participant’s breach of this Restricted Stock Unit Agreement, including but not limited to technical information or reports, formulas, trade secrets, unwritten knowledge and “know-how,” operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents and product development, marketing and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies and new product development, information relating to any forms of compensation or other personnel-related information, contracts and supplier lists. Confidential Information will not include such information known to the Participant prior to the Participant’s involvement with the Company or any predecessor thereof, information rightfully obtained from a third party (other than pursuant to a breach by the Participant of this Restricted Stock Unit Agreement) or information independently developed by the Participant without violation of this Restricted Stock Unit Agreement. Without limiting the foregoing, the Participant and the Company each agree, to the extent not prohibited, to keep confidential the existence of, and any information concerning, any dispute between the Participant and the Company or any member of the Company Group, except that the Participant and the Company each may disclose information concerning such dispute to the court that is considering such dispute or to their respective legal counsel (provided, that such counsel agrees not to disclose any such information other than as reasonable to the prosecution or defense of such dispute) and, in the case of the Participant, to the Participant’s spouse and financial advisors.
(iii)
The Participant acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software or intellectual property relating to the businesses of the Company Group, in whatever form (including electronic), and all copies thereof, that are received or created by the Participant during the Participant’s Service with the Company Group that constitute Confidential Information and Inventions shall remain the property of the Company Group, and the Participant shall as promptly as practicable return such property to the Company upon the termination of the Participant’s Service and, in any event, at the Company’s request. The Participant agrees further that any property situated on the premises of, and owned by, the Company or any member of the Company Group, including disks and other storage media, filing cabinets and other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.
(iv)
The Participant agrees further that the Participant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom the Participant has an obligation of confidentiality, and will not bring onto the premises of the Company or any member of the Company Group any unpublished documents or any property belonging to any former employer or any other Person to whom the Participant has an obligation of confidentiality unless consented to in writing by the former employer or other Person.
(v)
Nothing in this Restricted Stock Unit Agreement, including but not limited to Sections 2(a) and 3, shall prohibit or impede the Participant from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, EEOC, OSHA or the NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. The Participant understands and acknowledges that (A) an individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a U.S. federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (B) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Moreover, the Participant shall not be required to give prior notice to (or get prior authorization from) any member of the Company Group regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Participant authorized to disclose any information covered by the Company’s or its Affiliates’ attorney-client privilege or attorney work product or the Company’s or its Affiliates’ trade secrets without prior written consent of the Board.

(vi)
Nothing contained in this Restricted Stock Unit Agreement shall prohibit the Participant from using any Confidential Information received by the Participant in the capacity as a shareholder or optionee for purposes of monitoring and managing the Participant’s investment and may be disclosed to such family members, attorneys, accountants and advisors of the Participant who have a “need to know” and who have agreed to comply with the terms of this Restricted Stock Unit Agreement; provided, that the Participant shall, in any event, be responsible for a breach by any such Person.
3.
Non-Disparagement. The Participant shall not, whether in writing (electronically or otherwise) or orally, malign, denigrate or disparage the Company, any other member of the Company Group, or any of their respective predecessors or successors, or any of their respective current or former directors, officers, employees, shareholders, partners, members, agents or representatives, with respect to any of their respective past or present activities, or otherwise publish (whether in writing (electronically or otherwise) or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light.
4.
Other Agreements. The restrictive covenants and other obligations contained in this Restricted Stock Unit Agreement are independent of, supplemental to, and do not modify, supersede or restrict (and shall not be modified, superseded by or restricted by) any non-competition, non‑solicitation, confidentiality or other restrictive covenants in any other current or future agreement between the Participant and any member of the Company Group unless reference is made to the specific provisions hereof which are intended to be superseded.
5.
Remedies. Each party and any Permitted Transferee each acknowledges and agrees that a violation of any of the terms of this Exhibit B will cause irreparable injury for which adequate remedy at law may not be available. Accordingly, it is agreed that the harmed party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Exhibit B and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.